Exhibit 10.44

*** PRIVATE & CONFIDENTIAL ***

March 19, 2018

Dear Mike Moses

Regarding your continued contribution to Virgin Galactic, LLC, I am pleased to confirm the following change described below.

Effective April 2, 2018 you will receive an increase to your base compensation from $292,125.00 to $305,000.00, subject to applicable tax withholdings.

Thank you for all your hard work and dedication.

All other terms and conditions of your employment set forth in your original Offer Letter will remain unchanged.

Sincerely,

/s/ George T. Whitesides

Chief Executive Officer

I have read and understand this letter:

Mike Moses	Date